Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b) (2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1999 Avenue of the Stars
26th Floor
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017-2014

Tel:   (212) 270-2611

 (Name, address and telephone number of agent for service)

ACE INA HOLDINGS INC.

 (Exact name of obligor as specified in its charter)

DELAWARE	Applied For
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

TWO LIBERTY PLACE
1601 CHESTNUT STREET
PHILADELPHIA, PENNSYLVANIA	19103
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1.                    General Information.

Furnish the following information as to the trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                    Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.                 List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.

Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.

Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 5th day of December, 2005.

J. P. Morgan Trust Company, National Association

By	/s/ George N. Reaves
Authorized Officer

EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED

BY SECTION 321(b) OF THE ACT

December 5, 2005

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between ACE INA Holdings, Inc. and J.P. Morgan Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

J.P. Morgan Trust Company, National Association

By	/s/ George N. Reaves
Authorized Officer

Exhibit 7.               Report of Condition of the Trustee.

J. P. Morgan Trust Company, National Association

Statement of Condition

30-Sep-05

($000)
Assets
Cash and Due From Banks	44,924
Securities	214,539
Loans and Leases	115,633
Premises and Fixed Assets	7,396
Intangible Assets	356,469
Goodwill	202,094
Other Assets	43,434
Total Assets	984,489

Liabilities
Deposits	119,305
Other Liabilities	47,817
Total Liabilities	167,122

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	72,537
Total Equity Capital	817,367

Total Liabilities and Equity Capital	984,489